Exhibit 10.2

EMPLOYEE PERFORMANCE CASH UNIT AWARD AGREEMENT

The Shaw Group Inc.
2008 Omnibus Incentive Plan

This Performance Cash Unit (“PCU”)Award Agreement (the “Agreement”) dated as of [Insert Grant Date] (the “Grant Date” – i.e. the date on which the PCUs evidenced hereby were granted) is entered into between The Shaw Group Inc. (the “Company”) and [Insert Recipient’s Name] (the “Recipient”) pursuant to The Shaw Group Inc. 2008 Omnibus Incentive Plan (as the same may hereafter be amended, supplemented or otherwise modified, the “Plan”).

THE PARTIES HERETO AGREE AS FOLLOWS:

1.           Award of Performance Cash Units.  In consideration of the services performed and to be performed by the Recipient during the Performance Period as described in Appendix A to this Agreement, the Company hereby awards to the Recipient a Target Award of ____________  Performance Cash Units (“PCUs”), subject to the terms and conditions set forth in this Agreement and the Plan.

2.           Amount of Payment.  A percentage of the Target Award will be earned (“Earned PCUs”) and become payable upon the achievement of performance goals during the Performance Period.  The Company shall pay Recipient one dollar for each Earned PCU.  Appendix A to this Agreement describes the Performance Criteria, the Performance Goals, the Performance Period and the method for calculating the percentage of the Target Award of PCUs that becomes Earned PCUs.

3.           Certification of Achievement.  Following the end of the Performance Period, the Committee will certify the level of performance achieved by the Company, and the percentage of the Target Award that becomes Earned PCUs.  The certification of the level of the performance achieved and the corresponding percentage of the Target Award that becomes Earned PCUs shall occur no later than sixty days after the end of the Performance Period.

4.           Forfeiture of Unearned PCUs.  Any PCUs that do not become Earned PCUs will be considered unearned (the “Unearned PCUs”).  Following the end of the Performance Period and the Committee’s certification, any Unearned PCUs will be forfeited and Recipient will not receive any payment on account of those Unearned PCUs.

5.           Time and Form of Payment for Earned PCUs.  Except as provided in Section 6, below, Recipient shall receive, with respect to Earned PCUs, a cash payment in a single lump sum as soon as practicable following the Committee’s certification, described in Section 3, above, but in any event no later than the 15th day of the third month following the end of the Recipient’s taxable year during which the Performance Period ends, provided that Recipient has remained an employee of the Company at all times between the Grant Date and the payment date.

6.           Effect of Termination of Employment.

(a)           Termination on Account of Death or Disability.  If the Recipient’s employment with the Company is terminated on account of Death or Disability, the Performance Period shall end for the Recipient on the date of Recipient’s termination, and the percentage of the Target Award that becomes Earned PCUs will be determined as of that date based on performance from the beginning of the Performance Period to the date of Recipient’s termination.  Recipient or his/her legal guardian shall receive a cash payment in a single lump sum of the Earned PCUs as soon as practicable following the Committee’s certification, which shall occur no later than 60 days following the date of Recipient’s termination.

(b)           Other Terminations.  Except as provided in subsection (c), below, Earned PCUs shall be forfeited by the Recipient in the event that prior to payment with respect to Earned PCUs the Recipient breaches any terms or conditions of the Plan, or the Recipient terminates from employment with the Company for any reason other than Death or Disability.

(c)           Effect of Employment Agreement.  If Recipient has an employment agreement in effect at the time of termination that provides for acceleration of vesting of long term incentives given the reason for termination, the Performance Period shall end for the Recipient on the date of Recipient’s termination, and the percentage of the Target Award that becomes Earned PCUs will be determined as of that date based on performance from the beginning of the Performance Period to the date of Recipient’s termination.  Recipient or his/her legal guardian shall receive a cash payment in a single lump sum of the Earned PCUs as soon as practicable following the Committee’s certification, which shall occur no later than 60 days following the date of Recipient’s termination.

(d)           Any payments in accordance with subsections (a) or (c), above, shall in any event occur no later than the 15th day of the third month following the end of the Recipient’s taxable year during which the Recipient’s employment with the Company terminated.

7.           Effect of Change in Control.  If a Change in Control occurs during the Performance Period, the percentage of the Target Award that becomes Earned PCUs will be determined at the end of the Performance Period, but will be calculated on the basis of the Company’s actual performance during the portion of the Performance Period ending on the date of the Change in Control and by assuming Target Performance for the remainder of the Performance Period.

8.           Compensation Recovery (Clawback).  Any amounts received under this Agreement shall be subject to recovery by the Company in accordance with Section 7 of the Company’s Executive Compensation Guidelines, a copy of which is available from the Company’s Secretary and incorporated herein by reference.

9.           Section 409A.  All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision). Notwithstanding the foregoing, to the extent that the Plan or any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with the applicable provisions of Section 409A to the maximum extent possible.  To the extent that the Plan or this Agreement is subject to Section 409A and fails to comply with the requirements of Section 409A, the Company reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace this Agreement in order to cause this Agreement either to comply with the applicable provisions of Section 409A or not be subject to Section 409A.

10.           PCUs Are Non-Transferable.  The PCUs subject to this Agreement may not be sold, assigned, transferred, pledged or otherwise disposed of, either voluntarily or involuntarily, prior to payment.

11.           Withholding Taxes.  The Recipient acknowledges and agrees that to satisfy any federal, state or local withholding tax obligation required by law to be withheld in respect of this Agreement, the Company may deduct and retain from the cash payable with respect to Earned PCUs in an amount equal to the Company’s minimum statutory withholding obligations with respect to the income payable to the Recipient (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such income).

12.           Incorporation of Plan Provisions.  This award of PCUs is made pursuant to the Plan, a copy of which is available from the Company’s Secretary and incorporated herein by reference, and the Agreement is subject to all of the Plan provisions.  Capitalized terms used in the Agreement without definition shall have the same meanings given such terms in the Plan.  The Recipient represents and warrants that he or she has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.

13.           Miscellaneous.

(a)           No Representations or Warranties.  Neither the Company nor the Committee nor any of their representatives or agents has made any representations or warranties to the Recipient with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Recipient is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

(b)           Employment.  Nothing in this Agreement or in the Plan or in the making of the Agreement shall confer on the Recipient any right to or guarantee of continued employment with the Company or any of its Subsidiaries or Affiliates or in any way limit the right of the Company or any of its Subsidiaries or Affiliates to terminate the employment of the Recipient at any time.

(c)           Necessary Acts.  The Recipient and the Company hereby agree to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

(d)           Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(e)           Waiver.  The waiver by the Company of a breach of any provision of this Agreement by the Recipient shall not operate or be construed as a waiver of any subsequent breach by the Recipient.

(f)           Binding Effect; Applicable Law.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Recipient and any heir, legatee, legal representative, or other permitted assignee of the Recipient.  This Agreement shall be interpreted under and governed by and constructed in accordance with the laws of the State of Louisiana.

(g)           Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding.

(h)           Amendment.  This Agreement may be amended by written agreement of the Recipient and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the date first above written.

COMPANY:

THE SHAW GROUP INC.

____________________________
Scott A. Trezise
Senior Vice President, Human Resources

RECIPIENT:

                                                                                                ____________________________________
[Insert Recipient’s Name]

APPENDIX A
Performance Cash Units Payment Calculation

The number of Earned PCUs will be the greater of (i) the number of PCUs earned based on the Stock Price Performance Criteria, and (ii) the number of PCUs based on the Relative TSR Performance Goals, below.

Stock Price Performance Criteria

If, during any 20 consecutive trading-day period during the Performance Period, as defined below, the Company’s stock price increases by at least 50% over the average price of a share of common stock over the 20 trading days ending on the day before the first day of the Performance Period, the Target Award will become Earned PCUs.

Relative TSR Performance Goals

Definitions

(a)	“Peer Group” means:

Chicago Bridge & Iron Company N.V,
Fluor Corporation,
Foster Wheeler AG,
Jacobs Engineering Group Inc.,
KBR, Inc.,
The Babcock & Wilcox Company,
Tetra Tech Inc., and
URS Corporation.

A company shall be removed from the Peer Group if it: (i) ceases to be a domestically domiciled publicly traded company on a national stock exchange or market system, unless such cessation of such listing is due to a low stock price or low trading volume; (ii) has gone private; (iii) has reincorporated in a foreign (e.g., non-U.S.) jurisdiction, regardless of whether it is a reporting company in that or another jurisdiction; or (iv) has been acquired by another company (whether by another company in the Peer Group or otherwise, but not including internal reorganizations), or has sold all or substantially all of its assets.  In determining whether to remove a company from the Peer Group, the Company shall rely on press releases, public filings, website postings, and other reasonably reliable information.  A company that is removed from the Peer Group before the end of a Performance Period, as defined below, will be excluded from the calculation of Earned PCUs for that Performance Period.

(b)      “Performance Period” means the three-year period beginning September 1, 2011 and ending August 31, 2014, provided, however, that a separate calculation of Earned PCUs will be performed following the end of each fiscal year during the Performance Period, based on the performance from the beginning of the Performance Period to the end of the relevant fiscal year, and any PCUs that become Earned PCUs based on an annual calculation will be paid in accordance with Section 5 of the Agreement.

(c)       “Total Shareholder Return” or “TSR” means total shareholder return as applied to the Company or any company in the Peer Group, meaning stock price appreciation from the beginning to the end of a specified measurement period, including dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Peer Group) during the measurement period, expressed as a percentage return, using the following formula:

TSR = (A/B)-1, with A equal to the Ending Stock Price including Dividends Paid and B equal to the Beginning Stock Price.

For purposes of computing TSR at the end of any fiscal year or other measurement period, the Beginning Stock Price will be the average price of a share of common stock over the 20 trading days ending on the day before the first day of the Performance Period or other relevant measurement period, and the Ending Stock Price will be the average price of a share of common stock over the 20 trading days ending on the last day of the fiscal year or other measurement period, adjusted for changes in capital structure; provided, however, that if a company: (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; (iii) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations, then the TSR for that company will be negative one hundred percent (-100%).

(d)      “Peer Group Median TSR” means, for any fiscal year or other measurement period, the Median TSR for all companies in the Peer Group based on each company’s average TSR for the period beginning on the first day of the Performance Period or other measurement period and ending on the last day of that fiscal year or other measurement period.  TSR is being calculated for each peer company, with the award determination based on the Median TSR of the peer company average TSRs.

(e)      “Company Average TSR” means, for any fiscal year or other measurement period, the average of TSR for the Company over the period beginning on the first day of the Performance Period or other measurement period and ending on the last day of that fiscal year or other measurement period.

(f)      “Relative TSR” means, for any fiscal year or other measurement period, the difference between the Company Average TSR for that fiscal year or other measurement period and the Peer Group Median TSR for that fiscal year or other measurement period, calculated by using the following formula:

Relative TSR = A-B, with A equal to the Company Average TSR and B equal to the Peer Group Median TSR.

For example, if the Company Average TSR for a year is 30% and the Peer Group Median TSR for the year is 25%, then the difference between the Company Average TSR for the year and the Peer Group Median TSR would be 5%  (30%-25%)= 5%, and if the Company Average TSR for the year is 25% and the Peer Group Median TSR for the year is 30%, then the difference between the Company Average TSR for a year and the Peer Group Median TSR would be -5% (25%-30%)= -5%.

(g)       “Target Award” means the number of PCUs specified in paragraph 1 of the Agreement.

(h)       “Target Performance” means Peer Group Median TSR.

Calculation of Earned PCUs. For purposes of the Agreement and this Appendix A, the number of Earned PCUs based on Relative TSR will be calculated as follows:

FIRST: At the end of each fiscal year or other measurement period during the Performance Period, determine the TSR for the Company and for each company in the Peer Group.

SECOND: At the end of each fiscal year or other measurement period during the Performance Period, determine the Company Average TSR and the Peer Group Median TSR for the period ending on the last day of that fiscal year or other measurement period.

THIRD: Determine the Relative TSR for the fiscal year or other measurement period.

FOURTH:  Determine the number of Earned PCUs as a percentage of the Target Award, using Table A below at the end of the first and second years and for any measurement period ending during those years, and using Table B below at the end of the third year.

Use linear interpolation between points in the tables below to determine the Relative TSR and the corresponding percentage of the Target Award earned if the Company’s Relative TSR is greater than -25% and less than 25% but not exactly one of the percentile ranks listed in the Relative TSR column. For example, if after the third year the Company’s Relative TSR is 10%, then 35% of the Target Award would be earned.

Table A for Years 1 and 2

RELATIVE TSR	PERCENTAGE OF TARGET AWARD EARNED
<-25%	0%
-25%	12.5%
0%	25%
25%	50%

Table B for Year 3

RELATIVE TSR	PERCENTAGE OF TARGET AWARD EARNED
<-25%	0%
-25%	25%
0%	50%
25%	100%

Notwithstanding anything to the contrary above, if at the end of the Performance Period the Company’s average TSR is negative, the maximum percentage of PCUs that will become Earned PCUs for the Performance Period is 100%, and the number of PCUs that would become Earned PCUs at the end of Year 3 of the Performance Period but for this limitation will be reduced to the extent required to prevent the total percentage of PCUs that become Earned PCUs during the Performance Period from exceeding this limitation.

11056249.8 (OGLETREE)